Filed under Rule 424(b)(3), Registration Statement No. 333-159107
Pricing Supplement No. 1 - dated Monday, May 16, 2011 (To: Prospectus Dated May 11, 2009 and Prospectus Supplement Dated May 13, 2011)
Filed under Rule 424(b)(3), Registration Statement No. 333-159107 Pricing Supplement No. 1 - dated Monday, May 16 2011 (To: Prospectus Dated May 13, 2009 and Prospectus Supplement Dated May 13, 2011) CUSIP Gross Net Coupon Coupon Coupon Maturity 1st Coupon 1st Coupon Survivor’s Product Number Selling Price Concession Proceeds Type Rate Frequency Date Date Amount Option Ranking 34540TAA0 100.000% 1.125% $0.00 FIXED 3.250% SEMI-ANNUAL 05/20/2014 11/20/2011 $15.71 YES Senior Unsecured Notes Redemption Information: Non-Callable Note: As of the date of this Pricing Supplement, Ford Credit’s short- and long-term unsecured debt is rated non-investment grade by a number of credit rating agencies designated as nationally recognized statistical rating organizations by the Securities and Exchange Commission. Trade Date: Monday, May 23, 2011 @ 12:00 PM ET Ford Credit Notes Settle Date: Thursday, May 26, 2011 $ 5,000,000,000 Ford Motor Credit Minimum Denomination/Increments: $1,000.00/$1,000.00 Company LLC. Initial trades settle flat and clear SDFS: DTC Book Entry only Prospectus dated 11-May-09 and Prospectus Supplement Dated: 13- DTC Number 0235 via RBC Dain Rauscher Inc. May-11 Ford Credit Notes If the maturity date or an interest payment date for any note is not a business day (as term is defined in prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.